QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned officers of Univision Communications Inc. (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

          (i)    The periodic report on Form 10-Q for the quarter ended September 30, 2003 of the Company (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

          (ii)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2003	/s/ A. JERROLD PERENCHIO A. Jerrold Perenchio Chairman and Chief Executive Officer

Dated: November 13, 2003	/s/ GEORGE W. BLANK George W. Blank Chief Financial Officer

QuickLinks

  Exhibit 32.1